As filed with the Securities and Exchange Commission on May 28, 1997.
                                                     Registration No. 33-65766
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM SB-2

                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        (Post-Effective Amendment No. 2)


                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                 (Name of small business issuer in its charter)

      Delaware                       3998                     13-2846796
      --------                       ----                     ----------
(State or jurisdiction         (Primary Standard            (IRS Employer
of incorporation or        Industrial Classification      Identification No.)
 organization)                    Code Number)

                                   Fields Lane
                                  P.O. Box 382
                            Brewster, New York 10509
                                 (914) 277-8100
                                 --------------
                        (Address and telephone number of
                          principal executive offices)

                                   Fields Lane
                                  P.O. Box 382
                            Brewster, New York 10509
                                 (914) 277-8100
                                 --------------
                   (Address of principal place of business or
                      intended principal place of business)

Andrew  L. Simon                                      Copies to:
President                                             Steven R. Berger, Esq.
Touchstone Applied Science Associates, Inc.           Christy & Viener
Fields Lane                                           620 Fifth Avenue
P.O. Box 382                                          New York, New York 10020
Brewster, New York 10509                              (212) 632-5500
(914) 277-8100
                         (Name, address and telephone
                          number of agent for service)
                         -----------------------------

Approximate date of commencement of proposed sale to the public: Not applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                         --------------------

                       CALCULATION OF REGISTRATION FEE

                              (PREVIOUSLY FILED)
===========================================================================

The shares covered by this Registration Statement are issuable pursuant to outstanding warrants and options, the terms of which provide for a change in the number of shares issuable thereunder in the event of a stock split and in certain other events. Pursuant to Rule 416(b) under the Securities Act of 1933, any greater or lesser number of shares resulting from any adjustment of the number of shares issuable pursuant to such warrants are covered by this Registration Statement.

               TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


                                PART II

                      DEREGISTRATION OF SECURITIES

       The purpose of this Post-Effective Amendment is to deregister the following securities of the Registrant previously registered pursuant to the Registrant's Registration Statement on Form SB-2 (File No. 33-65766), which Registration Statement originally became effective on June 1, 1995: 1,146,000 shares of Common Stock, par value $.0001 per share. These shares relate to the 292,000 Series B Warrants, which expired on March 31, 1996 unexercised, and the 30,000 Underwriter's Unit Purchase Warrants which expired on March 13, 1997 unexercised. The Registrant's offering has been terminated without 1,146,000 shares of the registered securities having been issued.

                               SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Brewster, State of New York, on May 28, 1997.

                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


                      By:/s/ ANDREW L. SIMON
                         ---------------------------------
                         Andrew L. Simon
                         President and Treasurer
                         (principal executive officer and
                          principal financial officer)

            In accordance with the requirements of the Securities
Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.


       Signature                    Title                         Date
       ---------                    -----                         ----

  /s/ ANDREW L. SIMON
--------------------------
     Andrew L. Simon           Director and Chairman
                                   of the Board               May 28, 1997



  /s/ LINDA G. STRALEY
--------------------------
     Linda G. Straley          Director                       May 28, 1997


  /s/ STEPHEN H. IVENS
--------------------------
     Stephen H. Ivens          Director                       May 28, 1997


  /s/ MICHAEL D. BECK
--------------------------
     Michael D. Beck           Director                       May 28, 1997


  /s/ STEVEN R. BERGER
--------------------------
     Steven R. Berger          Director                       May 28, 1997


  /s/ MICHAEL MILONE
--------------------------
     Michael Milone            Director                       May 28, 1997